Schedule B

Dated October 27, 2023

To The

Expense Limitation Agreement

Dated July 29, 2013

Between

Touchstone Strategic Trust and Touchstone Advisors, Inc.

		Expense
FYE 6/30	Class	Limit	Termination Date
Touchstone Balanced Fund	A	1.01%
	C	1.78%	October 29, 2024

	Y	0.81%

	R6	0.64%
Touchstone Core Municipal Bond Fund	A	0.80%

	C	1.55%	October 29, 2024

	Y	0.55%

	Institutional	0.48%

Touchstone International Equity Fund	A	1.36%

	C	1.99%	October 29, 2024
	Y	0.99%

	Institutional	0.89%

Touchstone International Growth Fund	A	1.24%
	C	1.99%	October 29, 2024

	Y	0.99%

	Institutional	0.89%
Touchstone Large Cap Focused Fund	A	1.00%

	C	1.79%

	Y	0.72%	October 29, 2024
	Institutional	0.69%

	R6	0.65%

Touchstone Large Cap Fund	A	1.03%
	C	1.78%	October 29, 2024

	Y	0.78%

	Institutional	0.68%
Touchstone Large Company Growth Fund	A	1.04%

	C	1.79%	October 29, 2024

	Y	0.79%

	Institutional	0.69%

Touchstone Small Company Fund	A	1.22%
	C	1.95%
	Y	0.89%	October 29, 2024

	Institutional	0.79%

	R6	0.79%
Touchstone Value Fund	A	1.08%

	C	1.83%

	Y	0.83%	October 29, 2024
	Institutional	0.68%

	R6	0.63%

This Schedule B to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By: /s/ Terrie A. Wiedenheft

Terrie A. Wiedenheft

Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By: /s/ E. Blake Moore, Jr.

E. Blake Moore, Jr.

President and Chief Executive Officer

By: /s/ Terrie A. Wiedenheft

Terrie A. Wiedenheft

Chief Financial Officer